As filed with the Securities and Exchange Commission on June 20, 2008
Registration No. 333-134386

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	73-1565725
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
of incorporation or organization)
5416 S. Yale, Suite 400
Tulsa, Oklahoma 74135
(Address of principal executive offices)
SYNTROLEUM 401(k) PLAN
(Full title of plan)
Karen L. Gallagher
Senior Vice President and Principal Financial Officer
Syntroleum Corporation
5416 South Yale Avenue, Suite 400
Tulsa, Oklahoma 74135
(918) 592-7900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF INTERESTS IN THE PLAN
     Pursuant to Rule 478 under the Securities Act of 1933, as amended (the “Securities Act”), Syntroleum Corporation (“Syntroleum” or the “Company”) is filing this Post-Effective Amendment No. 1 for the sole purpose of removing and withdrawing from registration under the Securities Act interests (“Plan Interests”) in the Syntroleum 401(k) Plan (the “Plan”) registered pursuant to the Company’s Registration Statement on Form S-8 (Registration No. 333-134386) filed with the Securities and Exchange Commission on May 22, 2006 (the “2006 Registration Statement”). The 2006 Registration Statement also registered under the Securities Act shares of the Company’s Common Stock, $.01 par value (the “Common Stock”), issued under, and in connection with, the Plan.
     On July 1, 2006, the Plan was amended to provide that: (i) contributions to the Plan by Syntroleum, which are made, if at all, at the sole discretion of Syntroleum, shall be made only in shares of Company Common Stock; and (ii) in no event shall amounts contributed by employees to the Plan be used to purchase Company Common Stock under the Plan. Therefore, Plan Interests are not required to be registered under the Securities Act by reason of Section 3(a)(2) of the Securities Act, and no Plan Interests are, or will be, issued under or in connection with the Plan.
     Based upon the foregoing, Syntroleum hereby removes and withdraws from registration under the 2006 Registration Statement all Plan Interests that have not been and will not be issued under the Plan. All shares of Company Common Stock registered under the 2006 Registration Statement are and shall remain registered under the 2006 Registration Statement, as amended hereby.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 20th day of June, 2008.

SYNTROLEUM CORPORATION
By:	/s/ Karen L. Gallagher
Karen L. Gallagher
Senior Vice President and Principal Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward G. Roth and Karen L. Gallagher, and each of them individually. his or her true and lawful attorneys-in-fact and agents, with full power to act alone without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Syntroleum Corporation) any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities indicated on June 20th, 2008.

Signature	Title

/s/ Edward G. Roth Edward G. Roth	President, Chief Executive Officer and Director (Chief Executive Officer)
/s/ Karen L. Gallagher Karen L. Gallagher	Senior Vice President of Finance, Principal Financial Officer and Corporate Secretary (Principal Financial Officer)
/s/ Robert B. Rosense Robert B. Rosene	Chairman
/s/ Alvin R. Albe, Jr. Alvin R. Albe, Jr.	Director
/s/ Frank M. Bumstead Frank M. Bumstead	Director
/s/ P. Anthony Jacobs P. Anthony Jacobs	Director
/s/ James R. Seward James R. Seward	Director